Exhibit 99.1

Verso Announces Stockholder Approval of Merger Agreement with BillerudKorsnäs

Merger Now Expected to Close in Late-March or April 2022

MIAMISBURG, Ohio – March 11, 2022 – Verso Corporation (NYSE: VRS) ("Verso") announced that, at a special meeting of stockholders held today, its stockholders voted to approve the previously announced merger with BillerudKorsnäs AB ("BillerudKorsnäs") as well as other related proposals.

The merger proposal was supported by approximately 98.5% of votes cast, representing approximately 73% of outstanding shares of Verso’s common stock. The final voting results of the special meeting, as tabulated by an independent inspector of elections, will be filed as part of a Form 8-K with the U.S. Securities and Exchange Commission.

Verso and BillerudKorsnäs now expect the merger to close in late-March or April of 2022, subject to the satisfaction of customary closing conditions, including the receipt of approvals from the Nuclear Regulatory Commission and the Public Service Commission of Wisconsin. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”) expired effective February 10, 2022. The State of Wisconsin Department of Health Services consented to the transaction on February 25, 2022 and the Federal Energy Regulatory Commission issued an order authorizing the transaction on March 8, 2022.

About Verso
VERSO CORPORATION is a leading American owned and operated producer of graphic, specialty and packaging paper and market pulp, with a long-standing reputation for quality and reliability. Verso's graphic paper products are designed primarily for commercial printing, advertising and marketing applications, including direct mail, catalogs, corporate collateral, books and magazines. Verso's specialty paper products include release liner papers and label face stock for pressure sensitive, glue-applied and laminate applications. Verso produces packaging paper used in higher-end packaging and printing applications such as greeting cards, book covers, folders, labels and point-of-purchase displays. Verso also makes market pulp used in printing, writing, specialty and packaging papers, facial and toilet tissue, and paper towels. For more information, visit us online at versoco.com.

Forward-Looking Statements
This release contains "forward-looking statements" regarding Verso, BillerudKorsnäs or their respective management's future expectations, beliefs, intentions, goals, strategies, plans and prospects, which, in the case of Verso, are made in reliance on the "safe harbor" provisions within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial risks, known and unknown, uncertainties, assumptions and other factors that may cause actual results, performance or achievements to differ materially from future results expressed or implied by such forward-looking statements including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the right of one or both of Verso or BillerudKorsnäs to terminate the merger agreement; the ability to obtain regulatory approvals and/or meet other closing conditions to the proposed merger on a timely basis or at all; difficulties and delays in integrating Verso's and BillerudKorsnäs' businesses; risks that the proposed merger disrupts Verso or BillerudKorsnäs current plans and operations; failing to realize anticipated synergies, cost savings and other anticipated benefits of the proposed merger when expected or at all; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; the risk that unexpected costs will be incurred; the ability of Verso or BillerudKorsnäs to retain and hire key personnel; the diversion of management's attention from ongoing business operations; uncertainty as to the price of Verso common stock; the outcome of any legal proceedings that may be instituted against Verso, BillerudKorsnäs or their respective directors and officers; changes in global, political, economic, business, competitive, market and regulatory forces; changes in laws and regulations or the interpretation or enforcement thereof; changes in rates and policies; future business acquisitions or disposals; competitive developments; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond Verso's and BillerudKorsnäs' control. These and other risks, uncertainties, assumptions and other factors may be amplified or made more uncertain by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts Verso's and BillerudKorsnäs' businesses, operations and financial results, including (without limitation) the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions taken to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Forward-looking statements generally relate to future events or Verso's and BillerudKorsnäs' future financial or operating performance and include, without limitation, statements relating to the proposed merger and the potential impact of the COVID-19 outbreak on Verso's and BillerudKorsnäs' businesses and operations. In some cases, you can identify forward-looking statements because they contain words such as "anticipates," "believes," "contemplates," "could," "seeks," "estimates," "intends," "targets", "expects", "allows", "enables", "may," "plans," "potential," "predicts," "projects," "should," "will," "would" or similar expressions and the negatives of those terms.

While forward-looking statements are Verso's and BillerudKorsnäs' current predictions at the time they are made, you should not rely upon them. Forward-looking statements represent Verso's and BillerudKorsnäs' management's beliefs and assumptions only as of the date of this release, unless otherwise indicated, and there is no implication that the information contained in this release is made subsequent to such date. For additional information concerning factors that could cause actual results and outcomes to differ materially from those expressed or implied in the forward-looking statements, please refer to the cautionary statements and risk factors included in Verso's filings with the SEC, including the definitive proxy statement filed with the SEC on February 8, 2022, Verso's Annual Report on Form 10-K filed with the SEC on February 28, 2022, and any further disclosures Verso makes in Current Reports on Form 10-Q or Form 8-K. Verso's SEC filings are available electronically on Verso's investor website at https://investor.versoco.com/ or the SEC's website at www.sec.gov.

Except as required by law, Verso and BillerudKorsnäs assume no obligation to update these forward-looking statements or this release, or to update, supplement or correct the information set forth in this release or the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. All subsequent written and oral forward-looking statements attributable to Verso or BillerudKorsnäs or any person acting on behalf of either party are expressly qualified in their entirety by the cautionary statements referenced above.

All subsequent written and oral forward-looking statements attributable to Verso, BillerudKorsnäs or any person acting on behalf of either party are expressly qualified in their entirety by the cautionary statements referenced above.

For further information:
Investor Contact
investor.relations@versoco.com
937-528-3220

Media Contacts
Shawn Hall, Director, Communications
shawn.hall@versoco.com
937-528-3700

Bryan Locke/Jenny Gore
Sard Verbinnen & Co
Verso-SVC@sardverb.com